EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-145077 on Form S-1 of our report dated October 1, 2007 relating to the consolidated financial statements of Synacor, Inc. appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 1, 2007, relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/  Deloitte & Touche LLP
Buffalo, New York
October 1, 2007